LIFESTREAM TECHNOLOGIES, INC.

                                CONVERTIBLE NOTE

                                    CONTENTS

1.       Interest
2.       Payment
         (a) Interest
         (b) Principal
         (c) Manner and Place of Payment
3.       Prepayment
4.       Conversion Rights
         (a) Right to Convert
         (b) Fractional Shares
         (c) Capital Adjustments
5.       Default
6.       Remedies upon Default
         (a) Acceleration
         (b) Remedies at Law and in Equity
7.       Attorneys' Fee, Costs, and Other Expenses
8.       Assignment; Obligations Binding on Successors
9.       Notices
10.      Governing Law
11.      Headings
12.      Entire Agreement
13.      Waiver

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UNDER SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OF DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS W]LL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION.

                                CONVERTIBLE NOTE


$25,000  January 26, 1998
                                                                Sandpoint, Idaho


         Lifestream Technologies, Inc., a Nevada corporation (the "Maker"), promises to pay to the order of Gordon Rock (the "Holder") the principal sum of Twenty Five Thousand Dollars ($25,000) (the "Principal Sum") together with interest, upon the terms and conditions provided in this Convertible Note (the "Note").

                                       1.

                                    Interest

         The unpaid balance of the Principal Sum shall bear simple interest at a rate equal to prime rate, plus Two percent (2%) to Gordon Rock from the date of this note until such balance is paid in full or converted to common stock as provided for. For calculation purposes the interest rate will be adjusted on the first business day of each calendar quarter.

                                       2.

                                     Payment

         (a) Interest. Maker shall pay accrued interest to Holder on the last day of each calendar quarter (the "Interest Payment Date") beginning with the first Interest Payment Date which shall not be more than Six (6) months from date of this Note; except that all accrued interest shall be paid at the time the principal amount is paid in full.

         (b) Principal. Maker shall pay Holder the outstanding Principal Sum on the date that is Two (2) years from the date hereof.

         (c) Manner and Place of Payment. All payments shall be made by checks drawn on Maker's corporate bank account and shall be in the lawful currency of the United States of America. All payments shall be made to Holder at the address specified in Section 9 or at such other place as Holder may specify in writing.

                                       3.

                                Conversion Rights


         (a) Right to Convert. At any time prior to December 31, 2000, the Holder has the right, at its option, to convert the Note or any portion thereof, into shares of Maker's $.001 par value common stock (the "Common Stock") by giving a written notice that it is exercising its rights hereunder and surrendering the Note or a portion of the note for that purpose to the Maker and executing a stock subscription agreement representing the number of shares being converted to (see: Exhibit A). The number of shares of common stock of Maker that Holder shall be entitled to receive upon such conversion shall be determined by dividing the unpaid balance of the Principal Sum by One Dollar ($1.00) (the "Conversion Factor"). Upon conversion, the shares will be subject to a Registration Rights Agreement attached hereto as Exhibit B. All accrued and unpaid interest at the time of the conversion shall be paid in cash and shall not be treated as part of the unpaid balance of the Principal Sum.

         (b) Fractional Shares. The Maker shall not be required to issue fractional shares upon conversion of the Note, but shall pay in cash, in lieu of such fractional interest, an amount equal to the difference between the unpaid balance of the Principal Sum and the product of the Conversion Factor times the number of whole shares determined under Paragraph 4(a).

         (c) Capital Adjustments. If this Note is converted, as provided in Paragraph 4.(a), subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation ("Capital Adjustments") occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Stock or Common Stock shall be changed into the same or a different number of shares of the same or another class or classes, the Purchaser shall receive the aggregate number and class of shares which, if this Note had been converted at the date hereof ("Deemed Conversion") and Common Stock received upon the Deemed Conversion had not been disposed of, the Purchaser would be holding, at the time of actual conversion, as a result of the Deemed Conversion and such Capital Adjustments.

                                       4.

                                     Default

         The term "Default" as used in this Note means any of the following events:

If Maker, at any time fails to pay any interest payment due on this Note within 45 days of the time that it receives notice from Holder that said payment is past due, or Maker fails to pay any payment of principal due on this Note within 15 days of the time that it receives notice from Holder that such payment is past due; or

         (ii) If Maker admits, in writing, its inability to pay its debts as they become due.

                                       5.

                              Remedies upon Default

         (a) Acceleration. Upon Default, Holder may, by written notice to Maker, accelerate the due date of the Principal Sum owing under this Note. Such accelerated amounts shall become immediately due and payable upon receipt of such notice by Maker.


         (b) Remedies at Law and in Equity. If Holder accelerates the amounts owing under this Note, Holder shall have the right to pursue any or all remedies available at law or in equity, including, but not limited to, the right to bring suit on the Note.

                                       6.

                    Attorneys' Fees, Costs and Other Expenses

         Maker agrees to pay all costs and expenses which Holder may incur in enforcing this Note upon Default, including, but not limited to, reasonable attorneys' fees, expenses and costs incurred in action undertaken with respect to this Note, or any appeal of such an action.

                                       7.

                  Assignment; Obligations Binding on Successors

         Maker may not assign any of its rights, duties, or obligations under this Note without the prior written consent of Holder. This Note shall bind Maker and its successors and assigns. All rights and powers established in this Note shall benefit Holder and Holder's successors and assigns; provided, however, that all transfers of this Note by Holder are subject to the restrictions described in the legend at the end of this Note.

                                       8.

                                     Notices

         All notices, requests, consents, payments and other communications required or provided for herein to any party shall be in writing, and shall be deemed to be given when: (a) delivered in person; (b) sent by first class registered or certified mail with postage prepaid; (c) delivered by overnight receipted courier service; or (d) except with respect to payments, sent by confirmed facsimile transmission. Notices shall be sent to the addresses set forth below, or to such other addresses as may hereafter be designated in writing by the party:

         (i)      If to the Maker:
                  Christopher Maus, President
                  Lifestream Technologies, Inc.
                  515 Pine St. Suite 200
                  Sandpoint, Idaho 83864

         (ii)     If to Holder:
                  Gordon Rock
                  5820 Mercer Way
                  Mercer Island, Washington 980404

                                       9.

                                  Governing Law

         This Note will be construed, and the rights, duties and obligations of the parties will be determined, in accordance with the laws of the State of Nevada.

                                      10.

                                    Headings

         Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

                                      11.

                                Entire Agreement

         This Note and the Convertible Notes Subscription Agreement represent the entire understanding of the parties with respect to the transaction giving rise to the issuance of the Note. There are no other prior or contemporaneous agreements, either written or oral, between the parties with respect to this subject.

                                      12.

                                     Waiver

         No right or obligation under this Note will be deemed to have been waived unless evidenced by a writing signed by the party against whom the waiver is asserted, or by the party's duly authorized representative. Any waiver will be effective only with respect to the specific instance involved, and will not impair or limit the right of the waiving party to insist upon strict performance of the right or obligation in any other instance, in any other respect, or at any other time.

                                      MAKER: Lifestream Technologies, Inc.



                                      By: _________________________________
                                      Christopher Maus
                                      Its President

                                    EXHIBIT A


                          LIFESTREAM TECHNOLOGIES, INC.

                     CONVERTIBLE NOTE SUBSCRIPTION AGREEMENT

                                    CONTENTS

1.                Subscription
2.                Conditions of Subscription
3.                Representations and Warranties of Purchaser
                  a. Nonregistration
                  b. Citizenship, Residence, Etc.
                  c. Understanding of Risks
                  d. Ability to Bear Risk and Afford Loss
                  e. Independent Investigation and Advice
                  f. Investment Intent
                  g. Reliance by Company
                  h. Legend on Certificates
                  i. Accredited Investor
4.                Transferability
5.                Revocation
                  Representations and Warranties of the Company 6.
                  a. Corporate Existence and Power
                  b. Corporate Authorization
                  c. Capital Structure
                  d. Financial Condition
                  e. Litigation
                  f. Disclosure
                  g. Government Consent
                  h. Use of Proceeds
6.                Closing
7.                Miscellaneous
8.                Indemnification
9.                Signatures

                                January 26, 1998


Mr. Christopher Maus, President
Lifestream Technologies, Inc.
515 Pine St, Suite 200
Sandpoint, Idaho

Dear Sir:

         The undersigned purchaser ("Purchaser") delivers this convertible note subscription agreement (the "Agreement") in connection with the offering by Lifestream Technologies, Inc., a Nevada corporation (the "Company"), of up to $25,000, principal amount of the Company's "Convertible Notes" which are in the aggregate convertible into a total of 25,000 shares of the Company's common stock (the "Notes"). Purchaser acknowledges that it has received and reviewed the various disclosure documents and the corporate business plan attached hereto describing the Company and the facts surrounding that the offering (the "Disclosure Documents:).

                                       1.

                                  Subscription

         Subject to the terms and conditions of this Agreement, Purchaser irrevocably subscribes for and agrees to purchase a Note from the Company in the principal amount of Twenty Five Thousand Dollars ($25,000) and tenders herewith a check in the amount of $25,000 (the "Funds") payable to the order of the Company, to be held by the Company until the conditions described in Section 7 of this Agreement have been met.

                                       2.

                           Conditions of Subscription

         Purchaser understands and agrees that:

         a. The Company is not bound by this Agreement until it accepts the Agreement by signing in the space provided on the last page hereof; and

         b. The Note to be issued and delivered on account of this subscription will only be issued in the name of the Purchaser.

                                       3.

                   Representations and Warranties of Purchaser

         Purchaser represents, warrants and agrees as follows:

         a. Nonregistration. Purchaser understands that the Note is being offered and sold under an exemption from registration provided for in Regulation "D" under the Securities Act of 1933 (the "Act") and similar exemptions from the provisions of applicable state securities or "Blue Sky" laws. Purchaser understands that this transaction has not been scrutinized by the United States Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, because of the small number of persons solicited and the private aspects of the offering, and that all documents, records and books pertaining to this investment have been made available to Purchaser and Purchaser's representatives.

         b. Citizenship, Residence, Etc. Purchaser (i) is a citizen of the United States, and at least 21 years of age, and (ii) is a bona fide resident and domiciliary (not a temporary or transient resident) of the state specified as part of Purchaser's residence address at the end of this Agreement, and has no present intention of becoming a resident of any other state or jurisdiction.

         c. Understanding of Risks. Purchaser understands and has fully considered for purposes of this investment the risks of the investment, restrictions on transferability of the Notes, and the stock issuable upon conversion thereof, and the matters set forth in the Disclosure Documents, including but not limited to the following: (i) the Notes, and the underlying common stock subject to issuance upon conversion thereof, are a speculative investment which involve a high degree of risk of loss by Purchaser of the investment therein; and (ii) there are substantial restrictions on the transferability of, and there may be no public market for, the Notes and the underlying common stock subject to issuance upon conversion thereof, and accordingly, it may not be possible for Purchaser to liquidate this investment in case of emergency.

         d. Ability to Bear Risk and Afford Loss. Purchaser is able (i) to bear the economic risk of this investment for an indefinite period, and (ii) to afford a complete loss of the investment.

         e. Independent Investigation and Advice. Purchaser, in making the decision to purchase the Note subscribed for hereunder, has relied solely upon Purchaser's independent investigations and the advice of Purchaser's representatives and advisors, and Purchaser and any such advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of the Company concerning the Company and the terms and conditions of this offering, and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information set forth in the Disclosure Documents.

         f. Investment Intent. Purchaser is acquiring the Note subscribed for hereunder, and will acquire any common stock issuable upon conversion thereof, in good faith and solely for Purchaser's own personal account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. Purchaser has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Note, or any part thereof, and Purchaser has no present plans to enter into any such contract, undertaking, agreement or arrangement. Purchaser understands the legal consequences of the foregoing representations and warranties to mean that Purchaser must bear the economic risk of the investment for an indefinite period of time because the Note and the underlying shares of common stock issuable upon conversion thereof have not been and will not be registered under applicable securities laws, and, therefore, cannot be sold unless they are subsequently registered under such laws or an exemption from such registration is available. The Notes, and common stock issuable under conversion of the Notes, shall not be transferable, except upon the following conditions: The Purchaser shall, prior to any transfer (which term, as used herein, includes, without being limited to, any sale, offer, pledge or encumbrance) or attempted transfer of such Note or stock, give written notice to the Company of Purchaser's intention to effect such transfer. Each such notice shall describe the manner and circumstance of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required, to enable legal counsel designated by such Purchaser and satisfactory to the Company and its counsel to render a legal opinion satisfactory in form to the Company and its counsel to the effect that the proposed transfer may be effected without registration of such stock under any applicable securities laws. Upon receipt of such a legal opinion, such Note or stock shall be transferred in accordance with the terms of the notice delivered by Purchaser to the Company, with any Note or stock certificate issued upon such transfer to bear the restrictive legend set forth in Paragraph 4.h, unless in the opinion of such counsel such legend is not required. The Purchaser shall not be entitled to transfer such Note or stock until receipt of such a legal opinion by the Company, or until receipt of a "no-action" letter or similar interpretive opinion from the staff of each appropriate securities agency, satisfactory in form to the Company, or until registration of such securities under applicable securities laws has become effective.

         g. Reliance by Company. Purchaser understands that the Company is relying on the truth and accuracy of the representations, declarations and warranties made in this Agreement in offering the Note for sale to Purchaser without having first registered the same under the Act.

         h. Legend on Certificates. Purchaser consents to the placement of a legend on the Note subscribed for hereunder, and on the certificate(s) for any shares of common stock issued upon conversion thereof, in substantially the following form:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ENCUMBERED, OR OTHERWISE DISPOSED OF EXCEPT UPON SATISFACTION OF CERTAIN CONDITIONS. INFORMATION CONCERNING THESE RESTRICTIONS MAY BE OBTAINED FROM THE CORPORATION OR ITS LEGAL COUNSEL. ANY OFFER OR DISPOSITION OF THESE SECURITIES WITHOUT SATISFACTION OF SAID CONDITIONS WILL BE WRONGFUL AND WILL NOT ENTITLE THE TRANSFEREE TO REGISTER OWNERSHIP OF THE SECURITIES WITH THE CORPORATION:"

         i. Accredited Investor. Purchaser is an "Accredited Investor" as such term is defined in Regulation D promulgated by the Securities and Exchange Commission. specifically, Purchaser qualifies under the category or categories of "Accredited Investor" indicated below (PURCHASER MUST INDICATE THE APPLICABLE CATEGORY OR CATEGORIES BY INITIALING IN THE SPACE(S) PROVIDED):

_________ (initial)        (i)      Purchaser is a director or executive officer of the Company;

_________ (initial)                 (ii)    Purchaser is a natural person and has an individual net worth, or a joint net worth with Purchaser's spouse (if any), at this time in excess of $1 million;

_________ (initial)                 (iii)   Purchaser is a natural person and has had an individual income in excess of $200,000 in each of 1995 and 1996, or joint income with
                                            Purchaser's spouse (if any) in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in 1997.

         The foregoing representations and warranties and undertakings are made by Purchaser with the intent that the Company rely on then in determining Purchaser's suitability as a purchaser of a Note hereunder, and are true and accurate as of the date of this Subscription Agreement and as of the date, of issuance of the Notes, and shall survive such issuance. If in any respect, such representations and warranties shall not be true and accurate prior to the issuance of the Note to Purchaser, Purchaser shall give immediate written notice of such fact to the Company, specifying which, presentations and warranties are not true and accurate and in what respects they are not accurate.

                                       4.

                                 Transferability

         Purchaser agrees not to transfer or assign this Agreement, or any interest herein, and any such transfer shall be void.

                                       5.

                                   Revocation

         Purchaser may not cancel, terminate, or revoke this Agreement, or any agreement of Purchaser made hereunder, and this Agreement shall survive the death or disability of Purchaser and shall be binding upon Purchaser's heirs, executors, administrators, successors, and assigns.

                                       6.

                  Representations and Warranties of the Company

         Upon acceptance hereof, the company represents and warrants as follows:

         a. Corporate Existence and Power. The Company is a corporation duly organized and existing and in good standing under the laws of the State of Nevada, and has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted; and the Company has the corporate power and authority to enter into this Agreement and to issue the Note.

         b. Corporate Authorization. The making and performance by the Company of this Agreement and the Note has been duly authorized by all necessary corporate action and will not violate any provision of its articles of incorporation or bylaws, or result in the breach of or require any consent under, or result in the creation of any lien upon any property or assets of the Company pursuant to, any agreement to which the Company is a party or by which the Company or its property may be bound; and this Agreement and the Notes constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         c. Capital Structure.

                  (i) The authorized capital stock of the Company consists of 50,000,000 total shares of $.001 par value common stock, of which 8,041,500 shares are issued and outstanding, and 5,000,000 shares of $.001 par value preferred shares, of which are no shares issued or outstanding. All outstanding shares are validly issued, fully paid and nonassessable.

                  (ii) There are outstanding options, warrants, rights, convertible securities or other contracts obligating the Company to issue and transfer from treasury of its capital stock in the amount of 560,667 shares of common stock.

                  (iii) The shares of Common Stock issuable to Purchaser upon conversion of the Note will be validly issued, fully paid and nonassessable.

         d. Financial Condition. The financial statements furnished to the Purchaser fairly represent the financial condition of the Company as of the dates of such financial statements and the results of their operations for the periods ending on said dates.

         e. Litigation. Except as set forth in the Disclosure Documents, there are no suits or proceedings pending, or to the knowledge of the Company threatened, against the Company that, if adversely determined, would have a material adverse effect on the financial condition or business of the Company.

         f. Disclosure. The Company has provided Purchaser with all the information reasonably available to it without undue expense that such Purchaser has requested for deciding whether to purchase the Note and all information that the Company believes is reasonably necessary to enable such Purchaser to make such decision. To the best of the Company's knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         g. Government Consent. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Note or common stock issuable thereunder, or the consummation of any other transaction contemplated hereby.

         h. Use of Proceeds. The Company presently intends to use the funds received from the sale of the Notes for working capital purposes. Actual application of such funds shall be determined by the Company's Board of Directors in the exercise of its responsibilities. a.

                                       7.

                                     Closing

         The following terms shall govern the acceptance of this subscription, payment for the Note, and closing of Purchaser's purchase of the Note:

         a. The Company may not accept this subscription until it has received a copy of the original convertible note marked paid in full, accompanied by a satisfactorily completed and executed Convertible Note Subscription Agreement, in the same form as this Agreement, from the Holder of the Convertible Note.

         b. The Company may, but shall not be obligated to, effect the closing of this offering (the "Closing") by simultaneously accepting subscription payments, and executing the accompanying Convertible Note Subscription Agreements and the Note. The time and date the Closing occurs shall be deemed the "Closing Date." a.

                                       8.

                                  Miscellaneous

         a. All notices or other communications given or made under this Agreement shall be sufficiently given if hand-delivered or mailed by registered or certified mail (return receipt requested and postage prepaid) to Purchaser or to the Company at the respective addresses set forth herein, or at such other addresses as Purchaser or the Company shall designate to the other by written notice.

         b. This Agreement shall be governed by the laws of the State of Nevada.

         c. This Agreement constitutes the entire agreement among the parties with respect to the subject matter referred to herein and may be amended only by a writing executed by all parties.

         d. If more than one person is signing this Agreement, each representation and warranty and undertaking made herein shall be a joint and several representation, warranty or undertaking of each person.

                                       9.

                                 Indemnification

         Each party understands the meaning and legal consequences of the representations and warranties that it makes in this Agreement and agrees to defend, indemnify and hold harmless the other party (including, if applicable, the other party's officers, directors, employees and agents) and their successors and assigns, from and against any and all loss, damage, liability or expense, including without limitation attorneys' fees, due to or arising out of the inaccuracy of any of its representations or acknowledgments, or the breach of any of its agreements, warranties or undertakings contained in this Agreement.

                                       10.

                                   Signatures

         I/we have read this Subscription Agreement and agree to be bound by its terms.

Signature of Purchaser:

_________________________
By: Gordon Rock

___________
Date

Address:

Gordon Rock
5820 Mercer Way
Mercer Island, Washington
98040

         Lifestream Technologies, Inc., a Nevada corporation, hereby accepts the foregoing subscription subject to the terms and conditions hereof this 21st day of January, 1998.

                                               Lifestream Technologies, Inc.

                                               By:__________________________

                                               Christopher Maus
                                               Its President

                                    EXHIBIT B
                               REGISTRATION RIGHTS


In the event an offering or sale of new common stock subsequent to capital formation is made by the Company, to public investors, pursuant to a registration statement, and an underwriting agreement is reached with one or more broker dealers who are members of the National Association of Securities Dealers, the conversion of this note to shares issued under Regulation "D" will have "piggyback" registration rights on a ratable basis of existing shareholders. The Company will be responsible for all costs related to the filing of the registration statement.